JOURNAL COMMUNICATIONS INC.
                           ---------------------------
                            SUPPLEMENTAL BENEFIT PLAN
                            -------------------------
                     (as amended and restated June 2, 1999)

     In order to supplement pension benefits received by certain employees under the Journal Communications, Inc. Employees' Pension Plan ("Pension Plan") and the Journal Communications, Inc. Investment Savings Plan ("ISP") which are affected by Internal Revenue Code ("Code") limitations, this amended and restated Plan is adopted effective June 2, 1999.

     1. Eligibility.
        -----------

     Those employees eligible for benefits hereunder are those employees of Journal Communications, Inc. and its affiliates who: (i) participate in the Pension Plan or who receive Annual Employer Contributions pursuant to the ISP;
(ii) whose benefits under such plans are limited by the limit on compensation which may be taken into account under Code Section 401(a)(17) or by the limit on contributions and benefits contained in Code Section 415; and (iii) who are selected for participation by the Chairman of the Board of Directors of Journal Communications, Inc. (the "Chairman").

     2. Amount of Supplemental Benefit.
        ------------------------------

     (a) Pension Plan Participants. The Company shall pay to each eligible employee (or upon the employee's death, to his or her beneficiary) who participated in the Pension Plan a supplemental benefit equal to the excess, if any, of (i) over (ii):

          (i) The monthly benefit payable to the employee (or upon the employee's death, to his or her beneficiary) under the Pension Plan, computed without regard to the limitations imposed on the amount of compensation that may be taken into account under the Pension Plan pursuant to Section 401(a)(17) of the Code or the limitation on benefits which may be paid under the Pension Plan contained in Section 415 of the Code, but taking into account for purposes of compensation under the Pension Plan, only base pay plus annual incentive compensation (including any deferred amounts of base pay and annual incentive compensation).

          (ii) The amount of monthly benefit actually payable to the employee (or, upon the employee's death, to his or her beneficiary) under the Pension Plan as limited by Code Sections 40l(a)(l7) and 415.

     (b) ISP Participants. The Company shall pay, beginning on or after January 1, 2000, to each eligible employee (or upon the employee's death, to his or her beneficiary) who received an Annual Employer Contribution pursuant to the ISP, a supplemental benefit based on the amount credited to an account established for the employee, the balance of which is determined as follows:

          (i) For each year beginning on or after January 1, 2000, there shall be credited to the account, at the time the Annual Employer Contribution to the ISP is made on behalf of the employee for such year, an amount equal to the difference between: (A) the Annual Employer Contribution that would be made to the ISP computed without regard to the limitations imposed on the amount of compensation that may be taken into account under the Pension Plan pursuant to Section 401(a)(17) of the Code or the limitation on contributions contained in Section 415 of the Code, but taking into account for purposes of compensation under the ISP only base pay (including any deferred amounts of base pay); and (B) the amount of the Annual Employer Contribution actually made on behalf of the Employee under the ISP as limited by Code Sections 401(a)(17).

          (ii) Earnings shall be credited to the account of each employee, from time to time, at the rate determined by the Chairman.

     3. Payment of Benefits.
        -------------------

     Benefits which become payable to an employee under this Plan (or, upon the employee's death, to his or her beneficiary) shall be payable at the same time, in the manner, and for the same duration as the benefits which are payable to the employee (or upon the employee's death, to his or her beneficiary) under the Pension Plan (for benefits accrued pursuant to Section 2(a) of this Plan) or under the ISP (for benefits accrued pursuant to Section 2(b) of this Plan).

     4. Company's Payment Obligation.
        ----------------------------

     Benefits under this Plan shall be payable exclusively from the general assets of the Company, and the Company shall be under no obligation to set aside, earmark, or entrust any fund or assets with which to pay such benefits. Eligible employees (and their beneficiaries) shall be general creditors of the Company with respect to benefits hereunder as, if, and when any benefits become payable.

     5. Beneficiary.
        -----------

     An employee's beneficiary hereunder shall be the same person(s) determined to be the employee's beneficiary under the Pension Plan (for benefits accrued pursuant to Section 2(a) of this Plan) or under the ISP (for benefits accrued pursuant to Section 2(b) of this Plan).

     6. General.
        -------

     No employee or beneficiary shall have any right to assign, transfer or otherwise convey to any person or entity the right to receive any payments hereunder. The Company reserves the right to amend or terminate this Plan in any manner, at any time, and for any reason.

     7. Prior Plans.
        -----------

     This plan supercedes both the Supplementary Retirement Plan For Participants Of The Journal Company Employees Pension Agreement and the prior version of the Journal Communications, Inc. Supplemental Benefit Plan.


                                       2